Exhibit 99.1

Investors Financial Services Corp. Announces First Quarter 2006 Results and Completion of Contract
Extensions with BGI

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, April 12, 2006 - Investors Financial Services Corp. (NASDAQ: IFIN) reported diluted earnings per share of $0.56 for the first quarter of 2006, compared to $0.60 in the first quarter of 2005. Net income for the first quarter of 2006 was $37.4 million, compared to $40.9 million in the first quarter of 2005.

In addition, the Company also announced the extension of both its iShares and Master Investment Portfolio custody and fund accounting contracts with Barclays Global Investors, N.A. (“BGI”).

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “We are pleased to announce the completion of our contract extensions with BGI. In addition, in the first quarter, our core and value-added services both continued to grow at impressive rates, and we are reinvesting some of this growth to drive the future performance of the Company.”

Net operating revenue for the first quarter of 2006 grew 15% to $192.8 million from $167.8 million for the same period in 2005. Revenue from core services such as middle office outsourcing, global custody, multicurrency accounting and mutual fund administration rose to $107.8 million for the first quarter of 2006, up 22% from $88.5 million for the same period in the prior year. Revenue from value-added services including foreign exchange, securities lending, cash management, and investment advisory services increased to $40.5 million for the quarter, up 52% from $26.7 million in the first quarter of 2005. Net interest income of $43.3 million for the first quarter of 2006 represented a 9% decrease from $47.6 million for the same period in 2005. Operating expenses were $135.7 million for the first quarter of 2006, up 29% from $104.8 million for the same period in 2005.

Assets processed for clients totaled approximately $1.93 trillion at March 31, 2006, an increase of 8% compared to $1.79 trillion at December 31, 2005 and an increase of 31% compared to $1.47 trillion at March 31, 2005.

Today, the Company also announced that its Board of Directors declared a quarterly cash dividend on its common stock of $0.0225 per share. The dividend is payable May 15, 2006 to stockholders of record as of April 28, 2006.

For fiscal year 2006, net operating revenue is expected to grow approximately 11% to 14% compared to 2005. Total operating expenses in 2006 are forecasted to grow approximately 16% to 19% compared to 2005 due to continued investments in additional management, technology and office space, in both the U.S. and Europe, to position the Company for future growth. An effective tax rate of approximately 34.5% is forecasted for 2006. The Company continues to expect 2006 diluted earnings per share of approximately $2.32 to $2.37. This guidance assumes the Federal Reserve will

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continue to raise short-term interest rates through the second quarter of 2006 and the yield curve will remain flat, without a sustained inversion in 2006.

Investors Financial Services Corp. will broadcast a conference call, via the Internet, today, April 12, 2006 at 5:00 p.m. ET. The call will be accessible on the Company’s home page at www.ibtco.com. The conference call will also be available via telephone at 719-457-2727, confirmation code 6393482. Recorded replays of the conference call will be available on the website and by dialing 719-457-0820, confirmation code 6393482.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks and insurance companies. The Company’s wholly-owned subsidiary, Investors Bank & Trust Company, provides core services including middle office outsourcing, global custody, multicurrency accounting and mutual fund administration, as well as value-added services including foreign exchange, securities lending, cash management and investment advisory services. Offices are located in the United States, Canada, Cayman Islands, Ireland, the United Kingdom and Luxembourg. Visit Investors Financial Services Corp. on the web at www.ibtco.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements, including the Company’s statements regarding expected net operating revenue, total operating expenses, positioning for future growth, effective tax rate, diluted earnings per share, and assumptions regarding short-term interest rates and the shape of the yield curve, are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows, the Company’s ability to execute its stock repurchase plan, manage its costs, attract and retain employees and sell its services to new and existing customers and to retain existing customers. Additional factors that could also affect actual results are set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

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Investors Financial Services Corp.

Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Three Months Ended March 31,
	2006	2005
Fees and Other Revenue:
Asset servicing fees:
Core service fees	$107,759	$88,544
Value-added service fees	40,544	26,659
Total asset servicing fees	148,303	115,203
Other operating income	1,164	785
Gain on sale of investments	—	4,188
Total fees and other revenue	149,467	120,176

Interest income	134,437	98,055
Interest expense	91,116	50,442
Net interest income	43,321	47,613
Net operating revenue	192,788	167,789
Operating Expenses:
Compensation and benefits	76,998	56,919
Technology and telecommunications	17,338	12,836
Transaction processing services	13,672	11,120
Depreciation and amortization	7,806	7,891
Occupancy	7,551	6,613
Professional fees	3,461	2,973
Travel and sales promotion	1,931	1,349
Insurance	973	1,129
Other operating expenses	5,954	3,962
Total operating expenses	135,684	104,792

Income Before Income Taxes	57,104	62,997

Provision for income taxes	19,701	22,049
Net Income	$37,403	$40,948
Basic Earnings Per Share	$0.57	$0.61
Diluted Earnings Per Share	$0.56	$0.60

Share Information (unaudited)

	For the Three Months Ended March 31,
	2006	2005

Common stock outstanding	65,531,272	66,796,243
Weighted-average basic shares	65,313,068	66,718,362
Weighted-average diluted shares	67,224,077	68,617,491

Investors Financial Services Corp. Consolidated Balance Sheets (unaudited) (Dollars in thousands, except share data)

	March 31, 2006	December 31, 2005

Assets
Cash and due from banks	$101,438	$79,637
Federal Funds sold	525,000	—
Other short-term investments	6,089	—
Securities held to maturity (including securities pledged of $4,940,848 and $4,529,421 at March 31, 2006 and December 31, 2005, respectively) (approximate fair value of $6,444,686 and $6,725,729 at March 31, 2006 and December 31, 2005, respectively)	6,496,151	6,761,930
Securities available for sale (including securities pledged of $2,756,971 and $2,997,958 at March 31, 2006 and December 31, 2005, respectively)	4,498,151	4,369,720
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at March 31, 2006 and December 31, 2005	307,921	402,370
Accrued interest and fees receivable	123,770	119,583
Equipment and leasehold improvements, less accumulated depreciation of $54,390 and $59,156 at March 31, 2006 and December 31, 2005, respectively	79,307	69,401
Goodwill, net	79,969	79,969
Other assets	159,008	163,783
Total Assets	$12,426,804	$12,096,393

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$644,884	$537,558
Savings	4,511,666	4,224,908
Time	268,141	230,124
Total deposits	5,424,691	4,992,590

Securities sold under repurchase agreements	4,792,011	4,797,868
Short-term and other borrowings	1,187,203	1,356,649
Due to brokers for open trades payable	11,949	21,293
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	61,348	45,077
Other liabilities	104,629	85,284
Total liabilities	11,606,605	11,323,535

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued: none at March 31, 2006 and December 31, 2005)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued 65,531,272 and 65,052,637 at March 31, 2006 and December 31, 2005, respectively)	677	672
Surplus	303,940	286,265
Deferred compensation	(207)	(311)
Retained earnings	608,483	572,549
Accumulated other comprehensive loss, net	(19,746)	(13,369)
Treasury stock, at cost (2,124,669 shares at March 31, 2006 and December 31, 2005)	(72,948)	(72,948)
Total stockholders’ equity	820,199	772,858
Total Liabilities and Stockholders’ Equity	$12,426,804	$12,096,393

Investors Financial Services Corp.

Average Balance Sheets (unaudited)

(Dollars in thousands)

	Three Months Ended March 31, 2006			Three Months Ended March 31, 2005
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and other short-term investments	$42,784	$478	4.47%	$60,611	$363	2.40%
Investment securities (1)
Mortgage-backed securities	8,160,279	96,777	4.74%	7,570,372	69,333	3.66%
Federal agency securities	2,210,833	24,663	4.46%	2,297,884	19,159	3.34%
State and political subdivisons	505,096	5,503	4.36%	488,818	5,605	4.59%
Other securities	212,146	2,807	5.29%	301,016	2,035	2.70%
Total investment securities	11,088,354	129,750	4.68%	10,658,090	96,132	3.61%
Loans	316,996	4,209	5.31%	163,177	1,560	3.82%
Total interest-earning assets	11,448,134	134,437	4.70%	10,881,878	98,055	3.60%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	641,002			604,181
Total assets	$12,089,036			$11,485,959
Interest-bearing liabilities:
Deposits:
Demand	$95,778	$919	3.84%	$—	$—	—
Savings	4,078,497	31,922	3.13%	3,496,407	14,581	1.67%
Time	75,974	846	4.45%	107,334	664	2.47%
Securities sold under repurchase agreements	4,826,124	40,954	3.39%	5,055,797	26,354	2.09%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings	1,401,077	15,870	4.53%	1,290,073	8,238	2.55%
Total interest-bearing liabilities	10,502,224	91,116	3.47%	9,974,385	50,442	2.02%
Noninterest-bearing liabilities:
Demand deposits	342,368			334,974
Savings	56,212			77,766
Time deposits	215,000			165,444
Other liabilities	174,591			195,776
Total liabilities	11,290,395			10,748,345
Equity	798,641			737,614
Total liabilities and equity	$12,089,036			$11,485,959
Net interest income		$43,321			$47,613
Net interest margin (2)			1.51%			1.75%
Average interest rate spread (3)			1.23%			1.58%
Ratio of interest-earning assets to interest-bearing liabilities			109.01%			109.10%

(1)   Average yield/cost on available for sale securities is based on amortized cost.

(2)   Annualized net interest income divided by total interest-earning assets.

(3)   Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands):

	For the Three Months Ended March 31,
	2006	2005

Core service fees:
Custody, accounting and administration	$107,759	$88,544

Value-added service fees:
Foreign exchange	20,334	13,249
Cash management	11,312	7,364
Securities lending	6,162	3,680
Investment advisory	1,936	1,715
Other service fees	800	651
Total value-added service fees	40,544	26,659

Total asset servicing fees	$148,303	$115,203

Change in net assets processed (unaudited) (dollars in billions):

For the Three Months Ended March 31, 2006

Net assets processed, beginning of period	$1,793
Change in net assets processed:
Sales to new clients	1
Further penetration of existing clients	2
Lost clients	—
Fund flows and market gain	134
Total change in net assets processed	137
Net assets processed, end of period	$1,930